Exhibit 99.1
Nurix Therapeutics Reports Fourth Quarter and Fiscal Year 2022 Financial Results and Provides a Corporate Update
Demonstrated NX-2127 overcomes BTK inhibitor resistance mutations and provides clinical benefit to patients with hematological malignancies
Achieved significant milestones in wholly owned clinical programs and partnered preclinical programs
Maintained strong financial position with year-end cash and marketable securities totaling $373 million
San Francisco, CA, February 9, 2023 – Nurix Therapeutics, Inc. (Nasdaq: NRIX), a clinical stage biopharmaceutical company developing targeted protein modulation drugs designed to treat patients with hematologic malignancies and solid tumors, today reported financial results for the fourth quarter and fiscal year ended November 30, 2022 and provided a corporate update.
“In 2022, Nurix achieved multiple ‘firsts’ in oncology with our drug candidates, establishing Nurix as the leader in the targeted protein modulation field,” said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Nurix. “Clinical data from Nurix’s NX-2127 Bruton’s tyrosine kinase degrader program demonstrated the ability to overcome BTK inhibitor resistance mutations including those lacking catalytic function, resulting in the first evidence from a BTK degrader of clinical benefit in CLL patients with no alternative approved therapies. We have also established mechanistic proof of concept with our first-in-class CBL-B inhibitor. In 2023, we look forward to maintaining the momentum we have built as we continue to advance our pipeline for patients with significant unmet medical needs in both hematologic malignancies and solid tumors.”
Recent Business Highlights
Provided updated clinical data from NX-2127 Bruton’s tyrosine kinase (BTK) degrader program at the American Society of Hematology (ASH) Annual Meeting: In December 2022, two oral presentations were given at the ASH meeting by Nurix collaborators Anthony Mato, M.D., MSCE, former director of the Chronic Lymphocytic Leukemia (CLL) Program at Memorial Sloan Kettering Cancer Center, and Omar Abdel-Wahab, M.D., Chair of Sloan Kettering Institute (SKI) Molecular Pharmacology Program at Memorial Sloan Kettering Cancer Center. Specifically, the first presentation described positive data from the ongoing Phase 1 trial of NX-2127 demonstrating clinically meaningful objective responses in a heavily pretreated patient population harboring multiple BTK inhibitor resistance mutations. The second presentation detailed the variety of emerging BTK inhibitor resistance mutations identified in the trial, all of which remain susceptible to BTK degradation. These new scientific findings support the rationale for BTK degradation as a novel mechanism of action to address the current and emerging unmet need in patients whose cancer has relapsed following multiple prior lines of therapy.
Presented clinical data from NX-5948 BTK degrader program and expanded geographical reach of ongoing clinical trial: At an analyst event held by Nurix at the ASH Annual Meeting, Nurix presented initial PK/PD data from the Phase 1 clinical trial of NX-5948 in adults with relapsed or refractory B-cell malignancies demonstrating early evidence of target engagement with rapid and sustained BTK degradation in all patients and no evidence of immunomodulatory-associated adverse events. An archived webcast of the event, which also covered the ASH Annual Meeting presentations of NX-2127 data, can be accessed via the Events and Presentations page of the Investor section of the Nurix website. In addition, in December 2022, Nurix announced that it received clearance from the U.S. Food and Drug Association (FDA) for its investigational new drug (IND) application to expand the drug candidate’s Phase 1a/1b trial, which is ongoing in the United Kingdom, into sites in the United States. The trial is designed to evaluate the safety and tolerability of NX-5948 in adults with relapsed and refractory B-cell malignancies.
Presented multiple posters highlighting data from Nurix’s Casitas B-lineage lymphoma proto-oncogene (CBL-B) inhibitor programs at the Society for Immunotherapy of Cancer (SITC) Annual Meeting: At the SITC Annual Meeting in November 2022, Nurix presented six posters focused on its CBL-B inhibitor programs, including initial biomarker data demonstrating successful target engagement of CBL-B in patients treated in the ongoing Phase 1 clinical trial of NX-1607. The development and implementation of a novel proprietary biomarker indicate that the doses of NX-1607 currently being tested in the study are achieving biologic activity anticipated to be within the therapeutic range based on the results from relevant animal models.

Completed safety run-in portion of the Phase 1 clinical trial of DeTIL-0255: In November 2022, Nurix announced the successful completion of the safety run-in portion of the Phase 1 clinical trial of DeTIL-0255 in patients with advanced gynecologic malignancies. Based on the preliminary safety profile of DeTIL-0255 and feedback from the FDA, Nurix may explore a potential combination of NX-1607 with cell therapy.
Advanced preclinical discovery programs with collaboration partners Gilead Sciences and Sanofi: Nurix is advancing ten discovery programs under its collaboration partnerships with Gilead Sciences and Sanofi. Of its ten partnered programs, Nurix has options to co-develop and co-promote a total of four programs in the United States. Throughout 2022, Nurix made significant progress within its collaborations as evidenced by the receipt of multiple milestone payments from both partners.
Upcoming Program Highlights*
•NX-2127: Nurix’s lead drug candidate from its protein degradation portfolio, NX-2127, is an orally bioavailable degrader of BTK with immunomodulatory activity for the treatment of patients with relapsed or refractory B-cell malignancies. Nurix anticipates presenting additional clinical results in the second half of 2023. Nurix also anticipates defining a regulatory strategy for NX-2127 in the second half of 2023 based on emerging clinical data and feedback from the FDA. Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT04830137).
•NX-5948: Nurix’s second drug candidate from its protein degradation portfolio, NX-5948, is an orally bioavailable BTK degrader designed without immunomodulatory activity for certain B-cell malignancies and autoimmune diseases. Nurix is evaluating NX-5948 in a Phase 1 clinical trial in adults with relapsed or refractory B-cell malignancies and expects to present initial clinical data from the Phase 1a portion of the study in the second half of 2023. In addition, Nurix expects to define a dose for Phase 1b cohort expansion. Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT05131022).
•NX-1607: Nurix’s lead drug candidate from its targeted protein elevation portfolio, NX-1607, is an orally bioavailable inhibitor of the E3 ligase CBL-B for immuno-oncology indications including a range of solid tumor types and lymphoma. Nurix is evaluating NX-1607 in an ongoing, Phase 1 trial in adults with a variety of oncology indications and expects to present clinical data from the Phase 1a portion of the study and to define a dose for Phase 1b cohort expansion in the second half of 2023. Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT05107674).
•Selection of new drug candidate: Nurix expects to select a new targeted protein degrader development candidate in 2023.
•Continued advancement of strategic collaborations with Gilead Sciences and Sanofi: Nurix expects to continue to achieve substantial research collaboration milestones throughout 2023 from its collaborations with Gilead Sciences and Sanofi.
*Expected timing of events throughout the press release are based on calendar year quarters.
Fiscal Fourth Quarter and Full Year 2022 Financial Results
Collaboration revenue for the three months and twelve months ended November 30, 2022 was $6.8 million and $38.6 million, respectively, compared with $7.4 million and $29.8 million for the three and twelve months ended November 30, 2021, respectively. The increase for the twelve-month period was primarily due to the continued scale up of internal resources and external spending for Nurix’s collaborations with Gilead Sciences and Sanofi as compared to the prior year, resulting in a higher percentage of completion in the current year. During the year ended November 30, 2022, Nurix achieved several research milestones under its collaboration with Gilead and Sanofi totaling $10 million and $3 million, respectively.
Research and development expenses for the three months and twelve months ended November 30, 2022 were $46.1 million and $184.5 million, respectively, compared with $36.5 million and $116.4 million for the three and twelve months ended November 30, 2021, respectively. The increase for the twelve-month period was primarily related to an increase in compensation and personnel costs, including in non-cash stock-based compensation expense, attributable to an increase in headcount, an increase in clinical and contract manufacturing costs due to ramping up of our clinical programs and patient enrollment, an increase in supplies and contract research cost and preclinical activities, and an increase in facility and other costs primarily due to the expansion of leased premises and investments in information technology.

General and administrative expenses for the three months and twelve months ended November 30, 2022 were $9.4 million and $38.0 million, respectively, compared with $8.8 million and $31.2 million for the three and twelve months ended November 30, 2021, respectively. The increase for the twelve-month period was primarily related to compensation expenses including an increase in non-cash stock-based compensation, which were primarily attributable to higher headcount and the issuance of restricted stock units and incentive stock options.
Net loss for the three months and twelve months ended November 30, 2022 was $46.7 million or ($0.87) per share and $180.4 million or ($3.71) per share, respectively, compared with $37.7 million or ($0.85) per share and $117.2 million or ($2.73) per share for the three and twelve months ended November 30, 2021, respectively.
Cash, cash equivalents and marketable securities was $373.0 million as of November 30, 2022, compared with $432.9 million as of November 30, 2021.
About Nurix Therapeutics, Inc.
Nurix Therapeutics is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of small molecule and cell therapies based on the modulation of cellular protein levels as a novel treatment approach for cancer and other challenging diseases. Leveraging extensive expertise in E3 ligases together with proprietary DNA-encoded libraries, Nurix has built DELigase, an integrated discovery platform to identify and advance novel drug candidates targeting E3 ligases, a broad class of enzymes that can modulate proteins within the cell. Nurix’s drug discovery approach is to either harness or inhibit the natural function of E3 ligases within the ubiquitin-proteasome system to selectively decrease or increase cellular protein levels. Nurix’s wholly owned, clinical stage pipeline includes targeted protein degraders of Bruton’s tyrosine kinase, a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B, an E3 ligase that regulates activation of multiple immune cell types including T cells and NK cells. Nurix is headquartered in San Francisco, California. For additional information visit http://www.nurixtx.com/.
Forward Looking Statements
This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When or if used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will,” and similar expressions and their variants, as they relate to Nurix, may identify forward-looking statements. All statements that reflect Nurix’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding Nurix’s future financial or business performance; Nurix’s future plans, prospects and strategies; Nurix’s current and prospective drug candidates; the planned timing and conduct of our clinical trial programs for our drug candidates; the planned timing for the provision of clinical updates and findings from our clinical studies; the potential advantages of Nurix’s DELigase™ platform and drug candidates; and the extent to which Nurix’s scientific approach and DELigase™ platform may potentially address a broad range of diseases. Forward-looking statements reflect Nurix’s current beliefs, expectations, and assumptions regarding the future of Nurix’s business, future plans and strategies, its development plans, its preclinical and clinical results, future conditions and other factors Nurix believes are appropriate in the circumstances. Although Nurix believes the expectations and assumptions reflected in such forward-looking statements are reasonable, Nurix can give no assurance that they will prove to be correct. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause Nurix’s actual activities and results to differ materially from those expressed in any forward-looking statement. Such risks and uncertainties include, but are not limited to: (i) risks and uncertainties related to Nurix’s ability to advance its drug candidates, obtain regulatory approval of and ultimately commercialize its drug candidates; (ii) the timing and results of preclinical studies and clinical trials; (iii) Nurix’s ability to fund development activities and achieve development goals; (iv) the impact of macroeconomic conditions, including inflation, increasing interest rates and volatile market conditions, and global events, including the ongoing COVID-19 pandemic, on Nurix’s business, clinical trials, financial condition, liquidity and results of operations; (v) Nurix’s ability to protect intellectual property and (vi) other risks and uncertainties described under the heading “Risk Factors” in Nurix’s Annual Report on Form 10-K for the year ended November 30, 2022, and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The statements in this press release speak only as of the date of this press release, even if subsequently made available by Nurix on its website or otherwise. Nurix disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Contacts:

Investors:	Media:
Silinda Neou	Aljanae Reynolds
Nurix Therapeutics	Wheelhouse Life Science Advisors
ir@nurixtx.com	areynolds@wheelhouselsa.com

Elizabeth Wolffe, Ph.D.
Wheelhouse Life Science Advisors
lwolffe@wheelhouselsa.com

Nurix Therapeutics, Inc.
Condensed consolidated statements of operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended November 30,		Year Ended November 30,
	2022	2021	2022	2021
Collaboration revenue	$6,783	$7,396	$38,627	$29,750
Operating expenses:
Research and development	46,106	36,531	184,497	116,434
General and administrative	9,367	8,818	37,997	31,202
Total operating expenses	55,473	45,349	222,494	147,636
Loss from operations	(48,690)	(37,953)	(183,867)	(117,886)
Interest and other income, net	1,973	295	3,507	823
Loss before income taxes	(46,717)	(37,658)	(180,360)	(117,063)
Provision for income taxes	—	44	—	131
Net loss	$(46,717)	$(37,702)	$(180,360)	$(117,194)
Net loss per share, basic and diluted	$(0.87)	$(0.85)	$(3.71)	$(2.73)
Weighted-average number of shares outstanding, basic and diluted	53,944,109	44,554,325	48,607,990	42,895,383

Nurix Therapeutics, Inc.
Condensed consolidated balance sheets
(in thousands)
(unaudited)

	November 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$64,474	$80,506
Marketable securities, current	244,667	215,214
Accounts receivable	—	6,000
Income tax receivable	—	204
Prepaid expenses and other current assets	9,308	9,194
Total current assets	318,449	311,118
Marketable securities, non-current	63,879	137,189
Operating lease right-of-use assets	12,345	14,005
Property and equipment, net	17,163	11,340
Restricted cash	901	286
Other assets	4,022	2,833
Total assets	$416,759	$476,771
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,064	$6,650
Accrued expenses and other current liabilities	22,428	14,549
Operating lease liabilities, current	5,530	3,847
Deferred revenue, current	37,633	41,212
Total current liabilities	70,655	66,258
Operating lease liabilities, net of current portion	6,434	9,189
Deferred revenue, net of current portion	35,974	59,022
Total liabilities	113,063	134,469
Stockholders’ equity:
Common stock	47	45
Additional paid-in-capital	709,220	563,757
Accumulated other comprehensive loss	(4,319)	(608)
Accumulated deficit	(401,252)	(220,892)
Total stockholders’ equity	303,696	342,302
Total liabilities and stockholders’ equity	$416,759	$476,771